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                           FORM 10-K DECEMBER 31, 2000

                           COMMISSION FILE NO. 1-8491


                                   EXHIBIT 21


                      HECLA MINING COMPANY AND SUBSIDIARIES

                           SUBSIDIARIES OF REGISTRANT

                                December 31, 2000




                                       State or Country      Percentage of
                                          in Which         Voting Securities
                                          Organized              Owned
                                       -----------------   -----------------

Equinox Resources, Inc.                   Nevada              100   (A)
Hecla Resources Investments Limited       Bermuda             100   (A)
Kentucky-Tennessee Clay Company           Delaware            100   (A)
K-T Clay de Mexico, S.A. de C.V.          Mexico              100   (A)
K-T Feldspar Corporation                  North Carolina      100   (A)
Minera Hecla, S.A. de C.V.                Mexico              100   (A)
MWCA, Inc.                                Idaho               100   (A)



(A)  Included in the consolidated financial statements filed herewith.